                                                                   Exhibit 99.3

                               COMMERCE ONE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                PRO FORMA
                                       HISTORICAL                     ------------------------------
                                  ---------------------                BUSINESS
                                  COMMERCE                            COMBINATION
                                     ONE       APPNET     COMBINED    ADJUSTMENTS          COMBINED
                                  ---------   ---------   ---------   -----------         ----------
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....  $  23,991   $  55,105   $  79,096   $       --          $   79,096
  Short-term investments........     73,048          --      73,048           --              73,048
  Accounts receivable, net......     26,520      36,010      62,530           --              62,530
  Prepaid expenses and other
    current assets..............      7,003       3,255      10,258           --              10,258
                                  ---------   ---------   ---------   ----------          ----------
Total current assets............    130,562      94,370     224,932           --             224,932
Property and equipment, net.....     20,261      10,585      30,846           --              30,846
Other assets....................      2,750       2,636       5,386           --               5,386
Goodwill and other intangible
  assets, net...................    347,613      83,517     431,130    1,407,495(2)        1,838,625
                                  ---------   ---------   ---------   ----------          ----------
Total assets....................  $ 501,186   $ 191,108   $ 692,294   $1,407,495          $2,099,789
                                  =========   =========   =========   ==========          ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............  $   8,205   $   4,331   $  12,536   $       --          $   12,536
  Accrued compensation and
    related expenses............      7,950       5,600      13,550           --              13,550
  Current portion of capital
    lease obligation............         86          21         107           --                 107
  Current portion of notes
    payable.....................        446         817       1,263           --               1,263
  Deferred revenue..............     46,050       1,674      47,724           --              47,724
  Other current liabilities.....     19,390      23,666      43,056       15,000(1)           58,056
                                  ---------   ---------   ---------   ----------          ----------
Total current liabilities.......     82,127      36,109     118,236       15,000             133,236

Notes payable...................        129       3,516       3,645           --               3,645
Long-term liabilities...........         --       1,406       1,406           --               1,406

STOCKHOLDERS' EQUITY:
  Common stock..................    584,918     262,100     847,018    1,371,414(1)(3)     2,218,432
  Deferred stock compensation...    (19,231)       (351)    (19,582)     (90,591)(1)(3)     (110,173)
  Note receivable from
    stockholders................         --        (503)       (503)         503(3)               --
  Accumulated deficit...........   (146,201)   (111,169)   (257,370)     111,169(3)         (146,201)
  Accumulated other
    comprehensive loss..........       (556)         --        (556)          --                (556)
                                  ---------   ---------   ---------   ----------          ----------
Total stockholders' equity......    418,930     150,077     569,007    1,392,495           1,961,502
                                  ---------   ---------   ---------   ----------          ----------
Total liabilities and
  stockholders' equity..........  $ 501,186   $ 191,108   $ 692,294   $1,407,495          $2,099,789
                                  =========   =========   =========   ==========          ==========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                               COMMERCE ONE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                                                       -----------------------------
                                        HISTORICAL                      BUSINESS
                                  -----------------------              COMBINATION
                                  COMMERCE ONE    APPNET    COMBINED   ADJUSTMENTS         COMBINED
                                  ------------   --------   --------   -----------         ---------
REVENUES:
  License fees..................    $ 27,121     $     --   $ 27,121    $      --          $  27,121
  Services......................       7,888       44,731     52,619           --             52,619
                                    --------     --------   --------    ---------          ---------
  Total revenues................      35,009       44,731     79,740           --             79,740
COSTS AND OPERATING EXPENSES:
  Cost of license fees..........       1,099           --      1,099           --              1,099
  Cost of services..............      10,816       24,762     35,578          714(6)          36,292
  Sales and marketing...........      19,204        3,536     22,740           68(6)          22,808
  Product development...........      14,154           --     14,154           --             14,154
  General and administrative....       3,686       16,297     19,983          318(6)          20,301
  Purchased in-process research
    and development.............       5,142           --      5,142           --              5,142
  Amortization of deferred stock
    compensation................       4,199        5,115      9,314        9,496(4)          18,810
  Amortization of goodwill and
    other intangible assets.....      21,895       14,847     36,742      128,189 (4)(6)     164,931
                                    --------     --------   --------    ---------          ---------
  Total costs and operating
    expenses....................      80,195       64,557    144,752      138,785            283,537
                                    --------     --------   --------    ---------          ---------
Loss from operations............     (45,186)     (19,826)   (65,012)    (138,785)          (203,797)
Interest and other income
  (expense), net................       1,541          706      2,247           --              2,247
Provision for income taxes......          --          270        270           --                270
                                    --------     --------   --------    ---------          ---------
Net loss........................    $(43,645)    $(19,390)  $(63,035)   $(138,785)         $(201,820)
                                    ========     ========   ========    =========          =========
Basic and diluted net loss per
  share.........................    $  (0.29)    $  (0.57)                                 $   (1.13)
                                    ========     ========                                  =========
Number of shares used in
  calculation of basis and
  diluted net loss per
  share(5)......................     151,420       33,842                                    178,618
                                    ========     ========                                  =========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                               COMMERCE ONE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  PRO FORMA
                                          HISTORICAL                    -----------------------------
                                      -------------------                BUSINESS
                                      COMMERCE                          COMBINATION
                                        ONE       APPNET    COMBINED    ADJUSTMENTS         COMBINED
                                      --------   --------   ---------   -----------         ---------
REVENUES:
  License fees......................  $24,571    $     --   $  24,571    $      --          $  24,571
  Services..........................    8,986     109,707     118,693           --            118,693
                                      --------   --------   ---------    ---------          ---------
  Total revenues....................   33,557     109,707     143,264           --            143,264
COSTS AND OPERATING EXPENSES:
  Cost of license fees..............      484          --         484           --                484
  Cost of services..................   15,586      61,604      77,190        1,700(6)          78,890
  Sales and marketing...............   31,546       8,797      40,343          214(6)          40,557
  Product development...............   20,496          --      20,496           --             20,496
  General and administrative........    5,050      33,918      38,968          788(6)          39,756
  Purchased in-process research and
    development.....................    9,374          --       9,374           --              9,374
  Amortization of deferred stock
    compensation....................    2,324      19,651      21,975       37,984(4)          59,959
  Amortization of goodwill and other
    intangible assets...............   11,133      58,024      69,157      502,454 (4)(6)     571,611
                                      --------   --------   ---------    ---------          ---------
  Total costs and operating
    expenses........................   95,993     181,994     277,987      543,140            821,127
                                      --------   --------   ---------    ---------          ---------
Loss from operations................  (62,436)    (72,287)   (134,723)    (543,140)          (677,863)
Interest and other income (expense),
  net...............................    3,302      (4,287)       (985)          --               (985)
Provision for income taxes..........    4,188         827       5,015           --              5,015
                                      --------   --------   ---------    ---------          ---------
Net loss............................  (63,322)    (77,401)   (140,723)   $(543,140)         $(683,863)
Dividends on and accretion of
  preferred stock...................       --      (2,139)     (2,139)
                                      --------   --------   ---------
Net loss attributable to common
  stockholders......................  $(63,322)  $(79,540)  $(142,862)
                                      ========   ========   =========
Basic and diluted net loss per share
  attributable to common
  stockholders......................  $ (0.74)   $  (3.03)                                  $   (6.04)
                                      ========   ========                                   =========
Number of shares used in calculation
  of basis and diluted net loss per
  share(5)..........................   86,054      26,234                                     113,252
                                      ========   ========                                   =========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The total purchase cost of the merger has been allocated on a preliminary basis to assets and liabilities based on management's determination of their fair values. The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. This allocation is subject to change pending completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

    The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2000 and statements of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999 are as follows:

(1) To reflect the acquisition of all of the outstanding capital stock of AppNet for a total estimated purchase cost of approximately $1.648 billion. The purchase consideration consists of the following:

    a) Issuance of approximately 27,198,000 shares of Commerce One common stock with a fair value of approximately $1.266 billion. The fair value per share of common stock issued is based on an average of the closing prices on June 19, June 21 and June 20, 2000 (the date of the merger agreement and announcement). Commerce One may be required to issue an additional 274,000 shares in connection with contingent consideration obligations from previous acquisitions by AppNet, which issuance has not been reflected in the pro forma adjustments.

    b) Assumption of options and warrant to purchase approximately 7,300,000 shares of Commerce One common stock with a fair value of approximately $367.1 million, including approximately 900,000 unvested options to be issued prior to closing at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. For purposes of this calculation, options subject to accelerated vesting were treated as vested options. The fair value of the options and warrant assumed is based on the Black-Scholes model using the following assumptions: fair market value of the underlying shares is based on a 3-day average of the closing price on June 20, 2000; expected life of 1.5 to 4.5 years; expected volatility of 1.35; risk-free interest rate of 5.75%; and expected dividend rate of 0%. A portion of the intrinsic value of the unvested options amounting to $90.9 million has been allocated to deferred stock compensation and will be amortized over the remaining vesting periods of the related unvested options to amortization of deferred stock compensation.

    c) Merger related costs of approximately $15.0 million consisting primarily of fees for investment bankers, attorneys, accountants, filing and financial printing. No pro forma adjustments have been made to reflect costs associated with combining the operations of the two companies and severance benefits and costs associated with discontinuing some redundant business activities as the nature and amount of these costs have not been determined.

(2) Recognition of the excess purchase costs of $1.491 billion over the fair value of net tangible assets acquired have been recorded as goodwill and other intangible assets as follows (in thousands):

Assembled workforce.........................................  $   28,000
Customer contracts and backlog..............................      11,900
Internal proprietary software...............................       3,500
Covenant not-to-compete.....................................       2,300
Goodwill....................................................   1,445,300
                                                              ----------
                                                              $1,491,000
                                                              ==========

(3) To reflect the elimination of the historical stockholders' equity accounts of AppNet.

(4) To reflect the amortization of goodwill and other intangible assets and the amortization of deferred stock compensation resulting from the merger. The goodwill and other intangible assets are being amortized over the following periods: assembled workforce--3 years; customer contracts and backlog--9 months; internal proprietary software--3 years; covenant not-to-compete--28 months; and goodwill--3 years. The deferred stock compensation is being amortized over the remaining vesting periods of up to four years.

(5) Basic and diluted pro forma net loss per share has been adjusted to reflect the issuance of approximately 27,198,000 shares of Commerce One common stock, as if the shares had been outstanding for the entire period presented. The effect of stock options and warrants assumed in the merger have not been included as their inclusion would be anti-dilutive.

(6) Pro forma reclassifications have been made to conform the AppNet presentation to the Commerce One presentation.